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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         Lee Keeling and Associates, Inc. ("Lee Keeling") hereby consents to references to Lee Keeling as expert and to its reserve reports and to information depicted in the Annual Report on Form 10-K for the year ended December 31, 2000, for EXCO Resources, Inc., a Texas corporation, that was derived from our reserve reports, incorporated by reference in this Registration Statement of EXCO Resources, Inc. on Form S-8 to be filed with the Securities and Exchange Commission on or about April 26, 2001.


                                   By:  /s/ KENNETH RENBERG
                                       ----------------------------------------
                                       Kenneth Renberg, Vice President

Tulsa, Oklahoma
April 25, 2001